SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement	[ ] Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

[X] Definitive proxy statement.

[ ] Definitive additional materials.

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

Compuware Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

COMPUWARE CORPORATION

Corporate Headquarters
31440 NORTHWESTERN HIGHWAY, FARMINGTON HILLS, MICHIGAN 48334-2564
(248) 737-7300

July 20, 2001

Dear Compuware Shareholder:

      You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Compuware Corporation to be held at 3:00 p.m., Eastern Daylight Time, on Tuesday, August 28, 2001. The meeting will be held at Compuware’s corporate offices, 31440 Northwestern Highway, Farmington Hills, Michigan 48334-2564.

      The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. You may wish to review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors.

      If your shares are currently held in the name of your broker, bank or other nominee and you wish to attend the meeting, you should obtain a letter from your broker, bank or other nominee indicating that you are the beneficial owner of a stated number of shares of stock as of the July 2, 2001 record date. This will help us determine whether you are permitted to attend the meeting. You should also obtain a legal proxy if you desire to vote at the meeting.

      Your vote is important. Whether you plan to attend the meeting or not, we urge you to complete, sign and return your proxy card as soon as possible. This will ensure representation of your shares in the event you are unable to attend the meeting. You may, of course, revoke your proxy and vote in person at the meeting if you so desire.

Sincerely,

Peter Karmanos, Jr.
Chairman and Chief Executive Officer

COMPUWARE CORPORATION

31440 Northwestern Highway
Farmington Hills, Michigan 48334-2564

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 28, 2001

To the Shareholders:

      This is our notice to you that the Annual Meeting of Shareholders of Compuware Corporation will be held at our corporate offices, 31440 Northwestern Highway, Farmington Hills, Michigan 48334-2564, on Tuesday, August 28, 2001 at 3:00 p.m., Eastern Daylight Time, to consider and act upon the following matters:

(1)	The election of 11 directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

(2)	A proposal to approve the Compuware Corporation 2001 Employee Stock Purchase Plan, pursuant to which our eligible employees will be granted the right to purchase a maximum aggregate of 15,000,000 common shares through payroll deductions at a price equal to 85 percent of the lesser of the fair market value of the common shares at the beginning or the end of six-month offering periods.

(3)	Such other business as may properly come before the meeting.

      Only shareholders of record at the close of business on July 2, 2001 will be entitled to vote at the meeting.

      Your attention is called to the attached Proxy Statement and the accompanying proxy card. We request that you sign the proxy card and return it in the enclosed envelope. If you attend the meeting, you may withdraw your proxy and vote your shares.

      A copy of the Annual Report of the Company for the fiscal year ended March 31, 2001 accompanies this notice.

By Order of the Board of Directors,

Thomas Costello, Jr., Secretary

Farmington Hills, Michigan

July 20, 2001

PROXY STATEMENT 2001 Annual Meeting Of Shareholders
GENERAL INFORMATION
SECURITY OWNERSHIP OF MANAGEMENT AND MAJOR SHAREHOLDERS
I. ELECTION OF DIRECTORS
II. PROPOSAL TO APPROVE THE COMPUWARE CORPORATION 2001 EMPLOYEE STOCK PURCHASE PLAN
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
OTHER MATTERS
SHAREHOLDER PROPOSALS
APPENDIX
Definitive Proxy Statement

COMPUWARE CORPORATION

PROXY STATEMENT
2001 Annual Meeting Of Shareholders

INTRODUCTION

      This Proxy Statement, the 2001 Annual Report to Shareholders and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Compuware Corporation. The proxies are being solicited for use at the 2001 Annual Meeting of Shareholders to be held at 3:00 p.m., Eastern Daylight Time, on Tuesday, August 28, 2001, at Compuware Corporation, 31440 Northwestern Highway, Farmington Hills, Michigan 48334-2564, and at any adjournment of that meeting. The proxies are being solicited from holders of our common shares, par value $.01 per share. We expect that this Proxy Statement, the Annual Report and the accompanying proxy card will be first sent or given to shareholders on or about July 20, 2001.

      We urge you to sign, date and mail your proxy card promptly to make certain that your shares will be voted at the meeting.

      If you give a proxy, you may revoke it at any time before it is voted by giving our Secretary a written notice of revocation that is dated later than the proxy, by signing a later-dated proxy relating to the same shares and delivering it to our Secretary, or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. Any written notice of revocation should be sent to: Secretary, Compuware Corporation, 31440 Northwestern Highway, Farmington Hills, Michigan 48334-2564.

      References in this Proxy Statement to fiscal 2001 mean the 12 months ended March 31, 2001.

GENERAL INFORMATION

      We will bear the expense of soliciting proxies, including the cost of preparing, printing and mailing the Notice of the 2001 Annual Meeting of Shareholders, the Proxy Statement, the Annual Report and the accompanying proxy card. We may supplement our solicitation of proxies by mail with personal interview, telephone or facsimile solicitation by our directors, officers and other regular employees. We will not pay any special compensation to them for these services. We have also retained Georgeson Shareholder Communications, Inc. to assist our solicitation of proxies, at an approximate cost of $8,500 plus reasonable expenses. We will request that brokers, nominees and other similar record holders forward proxy material to the beneficial owners of our common shares, and we will reimburse them upon request for their reasonable expenses incurred in forwarding such material.

      Holders of our common shares of record at the close of business on July 2, 2001 are entitled to notice of the 2001 Annual Meeting of Shareholders and to vote at the meeting. On July 2, 2001, we had 370,695,990 outstanding common shares, our only class of stock outstanding. Each of these shares is entitled to one vote on each matter submitted for a vote at the meeting. The presence, either in person or by proxy, of the holders of at least a majority of these outstanding common shares is necessary to constitute a quorum at the 2001 Annual Meeting.

      All valid proxies that are properly signed, dated and returned in time for the meeting will be voted as specified in the proxy. If no specification is made, the proxies will be voted for the election as directors of the nominees listed below and for approval of the proposed 2001 Employee Stock Purchase Plan.

      We know of no other matters that will be presented for action at the 2001 Annual Meeting. If any other matters requiring a shareholder vote properly come before the meeting, the persons appointed as proxies in the enclosed proxy card will vote with respect to such matters in accordance with their best judgment, to the extent permitted by law.

Meetings of the Board of Directors and Committees

     Board of Directors

      The Board of Directors is responsible for our overall affairs. The Board of Directors held six meetings this past fiscal year. Standing committees of the Board include an Audit Committee and a Compensation Committee. Our Board of Directors organized a nominating committee in June 2001. The procedure for making nominations is described under “Shareholder Proposals.”

     Audit Committee

      The Audit Committee consists of Ms. Didier and Messrs. Halling and Weicker. Each of the members of our Audit Committee is an independent director as independence is defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards, as those standards have been modified or supplemented. The Audit Committee met four times during the past fiscal year.

      The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A complete copy of the Committee’s charter is included as an appendix to this Proxy Statement. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to our financial reporting process, our system of internal controls, our significant accounting policies and procedures, our internal and external audit process and the legal compliance and ethics program that management and the Board have established. The Audit Committee also provides an avenue for communication between internal auditors, the independent accountants and the Board.

     Audit Committee Report

      Our Audit Committee has:

•	reviewed and discussed our audited financial statements for the fiscal year ended March 31, 2001 with our management;

•	discussed with our independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as it has been modified or supplemented;

•	received the written disclosures and the letter from our independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as it has been modified or supplemented; and

•	discussed with our independent accountants our independent accountants’ independence.

      Based on the review and discussions described above in this paragraph, our Audit Committee recommended to our Board of Directors that the audited financial statements for the fiscal year ended March 31, 2001 be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2001 for filing with the Securities and Exchange Commission.

By the Audit Committee
Elaine K. Didier
William R. Halling
Lowell Weicker, Jr.

     Compensation Committee

      The Compensation Committee consists of three directors, Messrs. Grabe, Halling and Weicker, none of whom is an employee of Compuware or its subsidiaries. The Compensation Committee administers the Company’s executive compensation and stock option programs. The Committee also makes recommendations to the Board of Directors on organization, succession and compensation, including stock option programs and benefit plans, individual salary rates, supplemental compensation and management special awards, the election of officers, consultants and similar matters where Board approval is required. The Compensation Committee met two times during the past fiscal year.

SECURITY OWNERSHIP OF MANAGEMENT AND MAJOR SHAREHOLDERS

      The following table shows, as of June 29, 2001, the beneficial ownership of our common shares by all directors and executive officers as a group, by each current director, by each executive officer named in the Summary Compensation Table and by all persons known to us to beneficially own more than five percent of our outstanding common shares. The number of shares beneficially owned is determined according to Securities and Exchange Commission rules and is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares as to which the individual has the right to acquire on June 29, 2001 or within 60 days thereafter through the exercise of any stock option or other right. Except as otherwise noted, each beneficial owner identified in this table has sole voting and investment power with respect to the shares shown in the table.

	Amount and Nature of		Percent
Name of Beneficial Owner	Beneficial Ownership(1)		of Class

W. Alan Cantrell	317,640		*

Elizabeth A. Chappell	120,524	(2)	*

Elaine K. Didier	109,500		*

Bernard M. Goldsmith	403,958		*

William O. Grabe	287,749		*

William R. Halling	254,250		*

Henry A. Jallos	1,699,793		*

Peter Karmanos, Jr.	19,366,730	(3)	5.2%

Denise A. Knobblock	523,936		*

Joseph A. Nathan	3,686,930		*

W. James Prowse	2,095,880		*

G. Scott Romney	277,497	(4)	*

Thomas Thewes	11,589,577	(5)	3.1%

Thomas A. Vadnais	—		*

Lowell Weicker, Jr.	73,468	(6)	*

All executive officers and directors as a group (16 persons)	41,028,659	(7)	10.8%

MFS Investment Management, Inc.	27,606,278	(8)	7.4%

*	Less than one percent

(1)	The column includes shares held for officers and directors through our ESOP and shares that may be acquired by them upon exercise of options, as set forth below.

Name	ESOP Shares	Option Shares

W. Alan Cantrell	17,119	256,914

Elizabeth A. Chappell	—	98,198

Elaine K. Didier	—	105,900

Bernard M. Goldsmith	—	199,065

William O. Grabe	—	112,312

William R. Halling	—	204,748

Henry A. Jallos	33,230	1,658,959

Peter Karmanos, Jr.	377,600	2,681,073

Denise A. Knobblock	23,402	494,797

Joseph A. Nathan	183,054	2,487,409

W. James Prowse	272,240	605,445

G. Scott Romney	—	185,703

Thomas Thewes	—	115,361

Thomas A. Vadnais	—	—

Name	ESOP Shares	Option Shares

Lowell Weicker, Jr.	—	69,785

Officer and Director Group	925,611	9,442,375

(2)	Includes 24 shares held by Ms. Chappell’s child.

(3)	Includes (a) 4,078,079 shares owned by Mr. Karmanos’s trusts; (b) 5,808,978 shares held by Mr. Karmanos’s partnerships; and (c) 6,421,000 shares held by Mr. Karmanos’s stock LLC, with respect to which shares Mr. Karmanos has no dispositive power. Does not include 1,032,988 shares owned by Mr. Karmanos’s wife. Mr. Karmanos has no voting or dispositive power with respect to his wife’s shares and disclaims beneficial ownership of them. Mr. Karmanos’s address is Compuware Corporation, 31440 Northwestern Highway, Farmington Hills, Michigan 48334-2564.

(4)	Includes 3,000 shares owned by Mr. Romney’s wife, with respect to which shares Mr. Romney has no voting or dispositive power.

(5)	Includes (a) 3,424,269 shares held by Mr. Thewes’s trusts as to which Mr. Thewes, as co-trustee, has shared voting and dispositive power; (b) 982,775 shares held by The Thewes Family Limited Partnership, with respect to which shares Mr. Thewes has no voting or dispositive power; (c) 1,480,000 shares held by The TT BT GST Limited Partnership, with respect to which shares Mr. Thewes has no voting or dispositive power; and (d) 5,350,900 shares held by Mr. Thewes’ stock LLC, with respect to which shares Mr. Thewes has no dispositive power.

(6)	Includes 2,000 shares held by Mr. Weicker’s wife, with respect to which shares Mr. Weicker has no voting or dispositive power.

(7)	See notes (2), (3), (4), (5) and (6) for information on shares with respect to which the persons included in the group do not currently have sole voting and investment power.

(8)	Based solely on a Schedule 13G, dated February 9, 2001, filed by MFS Investment Management, Inc. with the Securities and Exchange Commission disclosing ownership as of December 31, 2000. MFS Investment Management’s address is 500 Boylston Street, 25th Floor, Boston, Massachusetts 02116.

I.  ELECTION OF DIRECTORS

Nominees

      Our Board of Directors proposes that the 11 directors named below, constituting our entire Board of Directors, be elected as our directors, each to hold office until the 2002 Annual Meeting and until his or her successor is elected and qualified. If a quorum is present, the 11 nominees receiving the greatest number of votes cast at the meeting or its adjournment will be elected. Withheld votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast, but will be counted for purposes of determining whether a quorum is present.

      All nominees for election have indicated their willingness to serve, if elected. If any of them is unable or declines to serve as a director, the proxy holders intend to vote the proxies in accordance with their best judgment for the election of another person nominated in accordance with our Bylaws.

      A brief summary of each nominee’s principal occupation and other information follows:

     Peter Karmanos, Jr.

      Mr. Karmanos, age 58, one of our founders, has served as one of our directors since our inception in April 1973, as our Chairman of the Board since November 1978 and as our Chief Executive Officer since July 1987. Mr. Karmanos is also a director of Taubman Centers, Inc. and Worthington Industries, Inc.

     Joseph A. Nathan

      Mr. Nathan, age 48, has served as one of our directors since September 1990 and as our President and Chief Operating Officer since October 1994.

     Elizabeth A. Chappell

      Ms. Chappell, age 43, has served as one of our directors since October 1997. Ms. Chappell has been a business consultant in private practice since January 2001. From January 2000 until January 2001, Ms. Chappell served as our Executive Vice President, Corporate Communications and Investor Relations. From September 1994 through December 1999 Ms. Chappell served as the Chief Executive Officer of The Chappell Group, Inc., a consulting firm. Ms. Chappell is also a director of Handleman Company.

     Elaine K. Didier

      Ms. Didier, age 53, has served as one of our directors since October 1997. Ms. Didier has been the Dean of the University Library and Professor at Oakland University since August 1999. Ms. Didier served as the Interim Director of Academic Outreach at the University of Michigan from 1997 until March 1999. From 1993 through 1996, Ms. Didier held other positions with the University of Michigan, including Associate Dean of the Graduate School and Director of Information Resources at the School of Business Administration.

     Bernard M. Goldsmith

      Mr. Goldsmith, age 57, has served as one of our directors since July 1992. Mr. Goldsmith has been the Managing Director of Updata Capital, Inc., an investment banking firm, since 1986. Mr. Goldsmith is also a director of Dendrite International, Astea International, Inc. and Symix, Inc.

     William O. Grabe

      Mr. Grabe, age 63, has served as one of our directors since April 1992. Mr. Grabe is a Managing Member of General Atlantic Partners, LLC, a global private investment banking firm specializing in information technology, and has been affiliated with General Atlantic Partners, LLC or its predecessor since April 1992. Mr. Grabe is also a director of Exact Holding N.V., Gartner Group, Inc., TDS GmbH, and FirePond, Inc., along with a number of privately held companies in which General Atlantic Partners, LLC is an investor.

     William R. Halling

      Mr. Halling, age 62, has served as one of our directors since October 1996. Mr. Halling has served as the President of The Economic Club of Detroit since May 1995. Mr. Halling is also a director of Detroit Legal News. Mr. Halling is a certified public accountant.

     W. James Prowse

      Mr. Prowse, age 58, has served as one of our directors since December 1986. He served as our Executive Vice President from February 1998 through March 1999. From January 1992 through January 1998, Mr. Prowse served as our Senior Vice President.

     G. Scott Romney

      Mr. Romney, age 60, has served as one of our directors since January 1996. Mr. Romney has been a partner at Honigman Miller Schwartz and Cohn LLP, a law firm, since 1977. The law firm serves as counsel to us.

     Thomas Thewes

      Mr. Thewes, age 69, one of our founders, has served as one of our directors since our inception in April 1973, and has served as our Vice Chairman of the Board since March 1988. Mr. Thewes served as our Treasurer from May 1988 until May 1995. Mr. Thewes served as our Senior Vice President from March 1988 until March 1995 and as our Secretary from April 1973 until May 1995.

     Lowell P. Weicker, Jr.

      Mr. Weicker, age 70, has served as one of our directors since October 1996. Mr. Weicker has been Chairman, The Century Fund Commission, a charitable commission, since January 2001. Mr. Weicker was Chairman, Pew Foundation Environmental Health Commission, a charitable commission, from January 2000 until December 2000. He currently serves on the Board of Directors of HPSC, Inc., UST Corporation, Phoenix Duff & Phelps Mutual Funds, and WWFE. From 1990 through 1994, Mr. Weicker served as the Governor of Connecticut, and from 1970 through 1988, as a U.S. Senator from Connecticut.

      The Board of Directors recommends a vote FOR these nominees.

II.  PROPOSAL TO APPROVE THE COMPUWARE CORPORATION
2001 EMPLOYEE STOCK PURCHASE PLAN

      We are seeking shareholder approval of the Compuware Corporation 2001 Employee Stock Purchase Plan. If shareholders approve the plan at the meeting, the initial purchases under the plan by our eligible employees who have enrolled in the plan will occur on March 31, 2002. Under the plan, we will grant eligible employees the right to purchase our common shares through payroll deductions at a price equal to 85 percent of the lesser of the fair market value of our common shares on the first or last day of the offering period. If the plan is approved by shareholders, the first offering period will begin on October 1, 2001. After that, there will be consecutive six-month offering periods until March 5, 2011 or until the plan is terminated by the Board, if earlier. Rights to buy common shares will not be granted or exercised under the plan if shareholder approval of the plan is not obtained before September 30, 2001.

      The purpose of the plan is to encourage employee stock ownership by offering employees rights to purchase our common shares at discounted prices and without payment of brokerage costs. We believe that the plan offers a convenient means for our employees who might not otherwise own our common shares to purchase and hold common shares. We also believe that the discounted sale feature of the plan offers a meaningful incentive to participate. Our employees’ continuing economic interests as shareholders in our performance and success should further enhance our entrepreneurial spirit and contribute to our potential for growth and profitability. We adopted a similar employee stock purchase plan covering 8,000,000 common shares in August 1995, but we sold all of the remaining shares authorized by that plan in March 2001. Our Board of Directors adopted the new plan on March 6, 2001, subject to shareholder approval. The Board of Directors recommends a vote FOR approval of the proposed plan, and your proxy will be so voted unless you specify otherwise.

      As of the record date, the closing sale price of our common shares was $13.64. As of the record date approximately 12,510 of our employees were eligible to participate in the plan, although we estimate that approximately 43 percent of eligible employees will choose to participate. We intend the plan to be an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code.

Vote Required

      We are seeking shareholder approval to qualify the plan as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code and the related regulations. To be considered approved under Section 423, the plan must be approved by a majority of the votes cast by the holders of common shares entitled to vote on the proposal. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining approval of this proposal and will not have the effect of a vote for or against the proposal. They will be counted in determining the number of common shares present or represented by proxy in determining whether a quorum is present at the Annual Meeting.

Description of the Plan

     Shares Subject to the Plan

      The plan and the Compuware Corporation 2001 International Employee Stock Purchase Plan (for which shareholder approval is not required and is not being sought) on a combined basis cover an aggregate of 15,000,000 common shares. If any purchase right under either plan expires or terminates without having been exercised in full, the underlying common shares that were not purchased are again available under the plans, unless the plans have been terminated. To prevent dilution or enlargement of the rights of participants under the plan, appropriate adjustments will be made if any change is made to our outstanding common shares by reason of any stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, merger, reorganization, recapitalization, dividend in property other than cash, liquidating dividend or other change in our common shares where we receive no consideration. Shares are automatically acquired by participants as of the last day of the applicable purchase period, unless the participant’s employment has terminated or there are insufficient shares available under the plan.

     Plan Participants

      All full-time employees of Compuware Corporation and its designated subsidiaries, including officers and directors who are employees, are eligible to participate in the plan, unless after the grant of purchase rights under the plan, the employee would own, directly or by attribution, stock, purchase rights or options to purchase stock representing five percent or more of the total combined voting power or value of all outstanding classes of our stock. No subsidiary corporations of Compuware Corporation have been so designated by the Board as of the record date.

      Participation in the plan is voluntary and is dependent upon each eligible employee’s election to participate and his or her determination as to the desired level of participation, subject to the plan’s limits. Eligible employees become participants in the plan by authorizing payroll deductions for that purpose no later than five calendar days after the beginning of an offering period. Participation is effective for payrolls after the beginning of the applicable offering period. Newly-hired or re-hired employees may become participants in the plan by authorizing payroll deductions within 45 days after their date of hire. Participation is not permitted to the extent a grant of purchase rights under the plan would permit an employee to purchase stock, under all of our and our subsidiaries’ Section 423 stock purchase plans in any calendar year in an amount which would exceed $25,000, based on the fair market value of the stock (at the time of grant).

     Payroll Deductions

      Participants may purchase shares only by means of payroll deduction of up to 10 percent of the participant’s total compensation during the offering period. Total compensation means, in general, wages, salaries and other amounts received from us for personal services rendered to us as an employee, including commissions, bonuses and salary or bonus reduction contributions to plans under Section 401(k) or Section 125 of the Internal Revenue Code. After initial enrollment in the plan, payroll deductions will continue from offering period to offering period and cannot be changed or withdrawn unless the participant elects a different contribution percentage, elects to terminate his or her payroll deductions or becomes ineligible to participate in the plan. The amounts deducted will be credited to the participant’s account under the plan, but we will not establish any actual separate account to hold such amounts and we will not pay any interest on the deducted amounts. We may commingle the deducted amounts with our general assets and may use them for our general corporate purposes. The amounts will, therefore, be subject to the claims of our creditors and any applicable liens on our assets.

     Purchase Rights and Purchases

      On the first day of each offering period, we are deemed to grant each participant a non-transferable option to purchase, on the last day of the offering period, as many whole common shares as the participant can purchase with the payroll deductions credited to his or her account during that period. The option to purchase will be exercised automatically on the last day of the offering period. Fractional shares will not be issued under the plan, and any amount remaining in the participant’s account after such exercise will be held for the purchase of common shares in the next offering period.

      If insufficient shares remain available in any offering period under the plan, the shares available will be allocated pro rata among the participants in that offering period in proportion to the relative amounts in their accounts, subject to rounding to allocate only whole common shares. Any amounts not applied to the purchase of common shares will be refunded to the participants after the end of the offering period without interest.

     Withdrawal

      A participant may withdraw from the plan (i.e., terminate his or her payroll deductions) by providing notice to the Plan Administrator at any time prior to 10 business days before the end of the current offering period. The participant may elect to stop his or her future payroll deductions under the plan and use the amounts already credited to the participant’s account under the plan to purchase whole common shares at the end of the offering period or may elect to continue his or her participation in the plan through the end of the current offering period but terminate his or her participation for subsequent offering periods. A participant who withdraws from the plan will not be eligible to rejoin the plan for the offering period underway at the time of withdrawal, and will have to re-enroll in the plan should such individual wish to resume participation in a subsequent offering period. Withdrawal does not entitle a participant to a refund of sums previously collected from the participant during the offering period (except in connection with the termination of employment).

     Termination of Employment

      If a participant ceases to be one of our employees for any reason other than death during an offering period, his or her outstanding option to purchase common shares under the plan will immediately terminate, his or her payroll deductions will immediately cease, and all sums previously collected from the participant during the offering period under the terminated option will be refunded. If a participant’s employment terminates as a result of his or her death, participation in the plan by the participant will terminate for future offering periods, further payroll deductions will cease, amounts credited to the participant’s account prior to his or her death will be used to purchase whole common shares at the end of the offering period and any amounts remaining after such purchase will be distributed to the participant’s estate.

     Administration

      The plan is administered by our Board of Directors and/or any committee (such as the Compensation Committee) of at least two directors to which our Board of Directors has delegated any of its duties under the plan. The Board determines the commencement and termination date of the offering of common shares under the plan and is authorized, among other things, to interpret the terms of the plan, establish rules for the administration of the plan and correct or reconcile any defect or inconsistency in the Plan.

      The Board or the committee may delegate all or part of its authority to administer the plan to the Plan Administrator, who may further delegate the routine operations of the plan. Except for fees to withdraw shares in the form of certificates and to sell shares through a broker, the costs and expenses incurred in the administration of the plan and the maintenance of accounts with the custodian of the plan will be paid by us.

     Sale or Distribution of Common Shares Acquired Under the Plan

      Participants may elect to have the plan custodian or a broker-dealer selected by us hold the common shares they acquire under the plan and may sell those shares as of the first business day of any calendar quarter. Brokerage commissions in connection with such a sale will be borne by the participant. Alternatively, participants and former participants may, at their expense, withdraw the shares held for them and have certificates issued in their name as of the first business day of any calendar quarter.

     Non-Assignability

      Neither payroll deductions credited to a participant’s account nor any rights to acquire common shares under the plan may be assigned, transferred, pledged or otherwise disposed of by participants other than by will or the laws of descent and distribution and rights to acquire common shares may be exercised only by a participant during the lifetime of a participant. The plan custodian will maintain accounts only in the names of the participants.

     Amendment

      The Board may terminate or amend the plan and any rights to acquire common shares under the plan at any time; provided, however:

•	such termination or amendment may not impair any rights and obligations under rights to acquire common shares previously granted under the plan without the consent of the affected participants, and

•	any amendment that increases the number of shares reserved for issuance under the plan (except for allowable adjustments in the event of changes to our outstanding common shares or for changes the plan authorizes the Board or the Plan Administrator to make) or changes the eligibility requirements for participation in the plan, is subject to shareholder approval to the extent required by the Internal Revenue Code.

     Change in Control of the Company

      If we are acquired or are otherwise involved in a change in control transaction of the kind described in the plan, the Board may:

•	cancel each outstanding right to acquire common shares under the plan and refund all sums previously collected from participants under the canceled rights, or

•	cause each participant to have his or her outstanding rights to acquire common shares under the plan exercised immediately before that transaction and thereby have the balance of his or her account applied to the purchase of whole common shares at the purchase price in effect for the offering period, which would be treated as ending on the effective date of such transaction.

      If we merge with another entity and we survive the merger, each participant is entitled to receive, for each share purchased upon exercise of rights to acquire our common shares under the plan, the securities or property that a holder of one of our common shares was entitled to receive upon the merger.

United States Federal Income Tax Consequences

      The following is a general summary of the material United States federal income tax consequences to us and to participants in the plan based on the Internal Revenue Code as currently in effect. This summary is necessarily general in nature and does not purport to be complete.

      The plan is intended to be an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code. That section provides that a participant in the plan will generally realize no taxable income as a result of the grant or exercise of rights to acquire common shares under the plan. Amounts deducted from a participant’s compensation to purchase shares under the plan are taxable income to participants in the year in which the amounts would otherwise have been received.

      If the shares acquired under the plan are sold by the participant more than two years after the grant of the applicable right (i.e., the beginning of the applicable offering period), the participant will recognize as ordinary compensation income an amount equal to the lesser of (1) the amount by which the fair market value of the shares when purchased exceeds the purchase price (i.e., the discount below fair market value), or (2) the amount, if any, by which the fair market value of the shares at the time of the sale exceeds the purchase price. The participant’s tax basis in the shares purchased will increase by the amount recognized as ordinary compensation income and any further gain recognized on the sale will be treated as capital gain. In general, we will not be entitled to a deduction for federal income tax purposes with respect to such sale.

      However, if the shares acquired under the plan are sold by the participant within two years after the grant of the applicable right, the participant will recognize ordinary compensation income in the year of such sale, the amount of which will generally be the excess of the fair market value of the shares on the date the shares were purchased (i.e., the end of the applicable offering period) over the purchase price for those shares. The participant’s tax basis will increase by the amount recognized as compensation and any further gain or loss realized upon the sale will be capital gain or loss. In general, we will be entitled to a deduction for federal income tax purposes at the time of such a sale in an amount equal to the ordinary compensation income recognized by the participant. However, if the participant is one of our five most highly compensated employees in the year of sale, no deduction will be available to us to the extent the participant’s total ordinary compensation income during that year exceeds $1 million.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

      The following table sets forth information for the fiscal years indicated concerning the compensation of (1) our Chief Executive Officer, (2) our four other most highly compensated executive officers who were serving as executive officers on March 31, 2001, and (3) a former executive officer who would have been covered by item (2) except that he was not serving as an executive officer on March 31, 2001. These executive officers are collectively referred to as the Named Officers.

Summary Compensation Table

				Long Term
				Compensation

				Awards

		Annual Compensation		Securities	All Other
				Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Options(#)(1)	($) (2)

Peter Karmanos, Jr.	2001	700,000	0	1,128,015	185,000
Chairman of the Board and	2000	700,000	234,500	0	185,000
Chief Executive Officer	1999	600,000	1,600,000	1,261,058	185,000

Joseph A. Nathan	2001	600,000	0	1,057,544	0
President and Chief	2000	600,000	201,000	699,378	0
Operating Officer	1999	500,000	1,333,335	650,379	0

Henry A. Jallos	2001	500,000	0	203,509	0
Executive Vice President,	2000	400,000	134,000	0	0
Products Division	1999	350,000	933,335	373,335	0

Denise A. Knobblock	2001	330,000	0	70,052	0
Executive Vice President,	2000	300,000	50,250	0	0
Human Resources and	1999	275,000	366,670	146,670	0
Administration

W. Alan Cantrell	2001	225,000	110,000	25,974	0
Senior Vice President,	2000	200,000	204,407	0	0
Professional Services	1999	195,000	378,148	8,000	0

Thomas A. Vadnais (3)	2001	275,631	36,515	210,000	484,047
Executive Vice President,	2000	228,928	68,338	15,000	2,638,508
Professional Services	1999	0	0	0	0

(1)	Amounts include options granted pursuant to our Replacement Stock Option Program, under which the Named Officers may request a replacement option grant at the time of exercise under certain circumstances if the holder pays the exercise price and/or withholding taxes by surrendering our stock to us. See “Option Grants in Last Fiscal Year.”

(2)	In fiscal 2001, 2000 and 1999, we paid approximately $185,000 in life insurance premiums in connection with a split-dollar life insurance arrangement on the life of Mr. Karmanos. In connection with that arrangement, the insurance premiums allocable to term life insurance and a portion of the premiums allocable to whole life insurance were paid by Mr. Karmanos’s children or trusts for their benefit. We paid the rest of the premiums. Mr. Karmanos’s children and trusts will repay the premiums paid by us on the earliest to occur of (1) Mr. Karmanos’s death or retirement, (2) the cancellation of the policies, or (3) the transfer of the policies to Mr. Karmanos’s children or trusts for their benefit. We currently expect repayment in 2003, when the policies, if still outstanding, will be transferred to Mr. Karmanos’s children or trusts for their benefit. In fiscal 2001, we paid Mr. Vadnais $411,130 in relocation expenses and $72,917 in severance. As a part of our purchase of DPRC in fiscal 2000, options to purchase DPRC stock were cancelled. DPRC optionees, including Mr. Vadnais, were paid cash remuneration as consideration for the cancellation of their vested option shares. In fiscal 2000, we paid Mr. Vadnais $2,638,508 in connection with the cancellation of his vested option shares.

(3)	Mr. Vadnais is no longer employed by us.

Option Grants in Last Fiscal Year

      The following table sets forth information concerning individual grants of stock options made during the last fiscal year to each of the Named Officers.

Option Grants In Last Fiscal Year

	Individual Grants
					Potential
		% of			Realizable Value at
		Total			Assumed Annual
	Number of	Options			Rates of Stock Price
	Securities	Granted to			Appreciation
	Underlying	Employees	Exercise		for Option Term (4)
	Options	in Fiscal	Price	Expiration
Name	Granted (#)	Year	($/Sh)	Date	5%($)	10%($)

Peter Karmanos, Jr.	822,270(1)	7.16%	$11.938	3/31/2007	$3,996,036	$9,312,463
	280,000(2)	2.44%	9.500	5/26/2010	1,672,860	4,239,355
	19,605(1)	0.17%	11.938	10/25/2005	72,127	161,726
	6,140(3)	0.05%	9.000	3/16/2011	34,753	88,070

Joseph A. Nathan	683,746(1)	5.95%	12.063	3/31/2007	3,311,584	7,702,960
	240,000(2)	2.09%	9.500	5/26/2010	1,433,880	3,633,733
	130,114(1)	1.13%	7.750	10/25/2005	268,384	591,022
	3,684(3)	0.03%	9.000	3/16/2011	20,852	52,842

Henry A. Jallos	200,000(2)	1.74%	9.500	5/26/2010	1,194,900	3,028,111
	3,509(3)	0.03%	9.000	3/16/2011	19,861	50,332

Denise A. Knobblock	66,000(2)	0.57%	9.500	5/26/2010	394,317	999,277
	3,473(1)	0.03%	11.000	10/25/2005	11,774	26,400
	579(3)	0.01%	9.000	3/16/2011	3,277	8,305

W. Alan Cantrell	24,000(2)	0.21%	9.500	5/26/2010	143,388	363,373
	1,974(3)	0.02%	9.000	3/16/2011	11,173	28,314

Thomas A. Vadnais	140,000(2)	1.22%	9.500	5/26/2010	836,430	2,119,677
	70,000(2)	0.61%	10.188	5/23/2010	448,480	1,136,538

(1)	Granted pursuant to our Replacement Stock Option Program (“Replacement Program”) under which the option holder may request, no more than twice in a calendar year, a replacement option grant at the time of exercise if (a) the holder pays the exercise price and/or withholding taxes by surrendering our stock to us and (b) the market price per share has increased in value by at least 25 percent at the time of exercise. The number of shares subject to a replacement option is equal to the number of shares surrendered to us. Replacement stock options are 100 percent exercisable on the date of grant, which is the date of the related exercise.

(2)	Fifty percent of the option becomes exercisable on the third year anniversary of the date of grant, and 25 percent of the option shares vest on the fourth year and fifth year anniversaries of the date of grant. The option shares accelerate and are 100 percent exercisable in the event of death or disability and may be included by the Named Officer in the Replacement Program.

(3)	One hundred percent of the option becomes exercisable on July 1, 2001. The option shares may be included by the Named Officers in the Replacement Program.

(4)	These amounts represent the value of the options at the end of its term, assuming the market price of the common shares appreciates at annually compounded rates of five percent and 10 percent. These amounts represent assumed rates of appreciation only. Actual gains, if any, will be dependent on overall market conditions and on future performance of the common shares.

Option Holdings

      The following table sets forth information concerning the value of unexercised options held by each of the Named Officers as of March 31, 2001.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

			Number of Unexercised
	Shares		Options at FY-End(#)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable

Peter Karmanos, Jr.	1,104,000	$4,723,197	2,034,933	2,738,140

Joseph A. Nathan	1,051,200	4,590,957	2,055,882	2,269,285

Henry A. Jallos	0	0	1,303,450	1,600,044

Denise A. Knobblock	5,855	48,304	426,218	394,449

W. Alan Cantrell	0	0	242,940	61,954

Thomas A. Vadnais	0	0	0	225,000

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Value of Unexercised
	In-the-Money Options
	at FY-End($)(1)

Name	Exercisable	Unexercisable

Peter Karmanos, Jr.	1,294,098	1,088,703

Joseph A. Nathan	1,071,507	874,042

Henry A. Jallos	4,246,327	661,091

Denise A. Knobblock	2,137,245	171,344

W. Alan Cantrell	1,502,864	49,192

Thomas A. Vadnais	0	35,000

(1)	Represents the difference between the closing price on The Nasdaq National Market of the underlying common shares on March 31, 2001 and the aggregate exercise price of the outstanding options.

Compensation Committee Report on Executive Compensation

     Objectives and Policies

      The Compensation Committee works with our senior management to develop and implement compensation policies, plans and programs designed to provide strong incentives for the achievement of corporate and individual performance goals. The Compensation Committee seeks to:

•	provide rewards that are closely linked to corporate and individual performance;

•	align the interests of our employees with those of our shareholders through potential stock ownership and

•	ensure that compensation and benefits are at levels that allow us to attract and retain the high-quality employees we need.

      Consistent with these objectives and the long-term focus required for our Company’s business, the Compensation Committee’s policy is to make a high proportion of executive officer compensation and awards under stock ownership programs dependent on our long-term performance and on enhancing shareholder value.

      We employ a system to develop measures of and to evaluate executive officer performance. Executive officer base salary and individual bonus awards are determined with reference to Company-wide, divisional and individual performance for the previous fiscal year, based on quantitative and qualitative measures that permit comparisons with internal targets set before the start of each fiscal year. Quantitative measures include earnings and revenue growth. In addition to Company-wide measures of performance, we consider subjective performance factors particular to each executive officer, such as individual managerial accomplishments and the performance of the division or divisions for which the executive officer has management responsibility.

      The Compensation Committee aims to provide stock option awards broadly and deeply throughout the organization, including to executive officers. Stock option awards are based on level of position, individual contribution and our stock ownership objectives for executives. Our Company’s long-term performance ultimately determines the compensation from stock options, since value from stock options is entirely dependent on the long-term growth of our stock price.

     Bases for Chief Executive Officer Compensation

      With respect to Mr. Karmanos, our Chief Executive Officer, we did not adjust his salary for fiscal 2001. Under our bonus arrangement for the year, the executive officers, including Mr. Karmanos, were eligible to receive an annual bonus if specified EPS and revenue targets for our Company as a whole were achieved. The targets were not achieved for fiscal 2001 and as a result executive officers, including Mr. Karmanos, did not receive a cash bonus. We believe strongly in the direction that Mr. Karmanos has given Compuware and we are confident that the market will eventually recognize the Company’s performance and growth prospects. Moreover, we believe that attracting and retaining the highest quality managers is vital to Compuware’s future success. Accordingly, we believe it to be necessary and appropriate to reward our top managers for making such efforts on behalf of the Company and to keep compensation levels for these managers, including Mr. Karmanos, competitive with other companies of similar size in our industry.

      Like other executive officers, Mr. Karmanos was granted options in May 2000 based upon management recommendations. These option grants were structured to encourage long-term loyalty to the Company and will have value only to the extent that the market price of the stock increases over the market value on the grant date. Fifty percent of the option shares become exercisable on the third anniversary of the date of grant, 25 percent become exercisable on the fourth anniversary and the remainder become exercisable on the fifth anniversary. Mr. Karmanos also received grants of replacement options pursuant to the terms of previously granted options that he exercised during fiscal 2001.

     Deductibility of Executive Compensation

      Section 162(m) of the Internal Revenue Code of 1986, as amended, restricts the deductibility of executive compensation paid to each of the Company’s Chief Executive Officer and any of the four other most highly compensated executive officers at the end of any fiscal year to not more than $1 million in annual compensation (including gains from the exercise of certain stock option grants). Certain performance-based compensation is exempt from this limitation if it complies with the various conditions described in Section 162(m). Some of Compuware’s option plans contain a shareholder-approved restriction on the number of options that may be granted which is intended to cause compensation realized in connection with the exercise of options granted under these plans to be exempt from the restriction on deductibility.

      The Compensation Committee does not believe that the other components of our compensation program are likely to result in any payments to any executive officer in any year which would be subject to the restriction on deductibility and in amounts that are material to Compuware and has concluded that no further action with respect to qualifying such compensation for deductibility is necessary at this time. The Compensation Committee intends to continue to evaluate from time to time the advisability of qualifying future executive compensation programs for exemption from the Section 162(m) restriction on deductibility.

By the Compensation Committee
William O. Grabe
William R. Halling
Lowell P. Weicker, Jr.

Performance Graph

      The following line graph compares the yearly percentage change in the cumulative total shareholder return on our common shares with the cumulative total return of the Total Return Index for The Nasdaq National Market and the cumulative total return of the Total Return Index for Nasdaq Computer and Data Processing Services Stocks for the period from April 1, 1996 through March 31, 2001. The graph assumes the investment of $100 in our common shares and each of the two Nasdaq indexes on March 31, 1996 and the reinvestment of all dividends.

      The graph is presented in accordance with applicable legal requirements. You should be careful about drawing any conclusions from the data contained in the graph, because past results do not necessarily indicate future performance.

	3/31/96	3/31/97	3/31/98	3/31/99	3/31/00	3/31/01

Compuware	$100	$272.84	$858.74	$830.43	$732.61	$339.13
Nasdaq Industry Index	$100	$109.50	$191.50	$311.86	$561.51	$191.32
Nasdaq National Market Index	$100	$111.15	$168.47	$227.62	$423.37	$169.46

Compensation of Directors

      We do not pay our non-employee directors any fees for their services as directors or committee members. Instead, our directors are compensated with stock options granted under our Stock Option Plan For Non-Employee Directors and our Fiscal 1999 Stock Option Plan. Each non-employee director receives an option to purchase 20,000 of our common shares at the time he or she first becomes a director and on April 1 of each year on which he or she is serving as a director. Non-employee directors are those directors who are not employees of Compuware Corporation or one of its subsidiaries or 10 percent shareholders and have not been for at least a year. On April 1, 2000, we granted each of our eight non-employee directors an option to purchase 20,000 common shares under this provision. All of these options have an exercise price equal to the fair market value of the common shares on the date of grant, become exercisable in four equal annual installments beginning on the first anniversary of the grant date and terminate 10 years after the grant date. We did not grant options to any new non-employee directors last year.

      On May 15 of each year, we grant each non-employee director an option to purchase 10,000 common shares if our earnings per share for the previous fiscal year exceeded the minimum target we established under our executive bonus plan for the year and an option to purchase an additional 10,000 common shares if our earnings per share exceeded the maximum target under the executive bonus plan. As we did not meet or exceed either target for fiscal 2001, there were no grants made to non-employee directors under this provision.

      Non-employee directors also receive options to purchase common shares for meeting attendance as follows:

•	2,000 for each Board of Directors meeting attended in person,

•	1,000 for each Board committee meeting attended in person,

•	500 for each Board of Directors meeting attended by telephone, and

•	250 common shares for each Board committee meeting attended by telephone.

      These options are granted as of the meeting date. We granted options to purchase an aggregate of 261,750 common shares to our non-employee directors under these provisions in fiscal 2001. All of these options have an exercise price equal to the fair market value of the common shares on the date of grant, become exercisable in four equal annual installments beginning on the first anniversary of the grant date and terminate 10 years after the grant date. We also reimburse non-employee directors for out-of-pocket expenses they incur in attending Board and committee meetings.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10 percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common shares and other equity securities. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

      To our knowledge, based solely on our review of the copies of such reports furnished to us during or with respect to fiscal 2001, or written representations that no Form 5 was required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10 percent beneficial owners were complied with during fiscal 2001, except that the Form 3 report for W. Alan Cantrell was filed late.

Related Party Transactions

      We paid $1,312,019 to Karmanos Printing and Graphics, Inc. for printing services, including the printing of our brochures, stationery, envelopes, business cards, invoices and other office supplies for fiscal 2001. We believe that such printing services were provided to us on terms that were no less favorable to us than could have been obtained from unaffiliated third parties. George Karmanos, the brother of Peter Karmanos, Jr., our Chairman of the Board and Chief Executive Officer, and George’s wife, are the owners of Karmanos Printing and Graphics.

      Peter Karmanos, Jr., our Chairman of the Board and Chief Executive Officer, is the sole shareholder of Compuware Sports Corporation, which we refer to as CSC. CSC operates an amateur hockey program in Southeastern Michigan. One of CSC’s teams, the Plymouth Whalers, plays in the Ontario Hockey League and supplies players to the National Hockey League. The other team, the Compuware Junior Ambassadors, plays in the North American Junior Hockey League, which primarily supplies players to leading college hockey programs. On September 8, 1992, we entered into a one-year Promotion Agreement with CSC to promote and sponsor our business. The Promotion Agreement automatically renews for successive one-year terms, unless terminated with 60 days prior notice by either party. During fiscal 2001, we paid $840,000 to CSC under the Promotion Agreement.

      The CSC teams play their home games at the Compuware Arena in Plymouth, Michigan. The Compuware Arena is 100 percent owned and managed by entities controlled by interests of Peter Karmanos, Jr. On December 1, 1996, we entered into an Advertising Agreement with the Arena to promote and sponsor our business, including our right to name the Arena “Compuware Arena” and our right to place advertising in and around the Arena. The Advertising Agreement terminates on November 30, 2016. Pursuant to the Promotion and Advertising Agreements, we paid an aggregate of $250,000 in fiscal 2001 to CSC and Compuware Arena.

      G. Scott Romney, one of our directors, is a partner in the law firm of Honigman Miller Schwartz and Cohn LLP. We engaged Honigman to perform legal services in fiscal 2001, and we expect to continue to engage Honigman to perform legal services in fiscal 2002.

Relationship with Independent Public Accountant

      Deloitte & Touche LLP acted as our independent public accountants and audited our consolidated financial statements for the fiscal year ended March 31, 2001. Our Board of Directors, after receiving the recommendation of the Audit Committee, has re-appointed Deloitte & Touche LLP as our independent public accountants for fiscal year 2002. Representatives from Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement at the meeting if they desire to do so. The representatives will also be available to respond to appropriate questions.

     Audit Fees

      The aggregate fees billed for professional services rendered for the audit of our annual financial statements for the fiscal year ended March 31, 2001 and the reviews of the financial statements included in our Forms 10-Q for the fiscal year ended March 31, 2001 were $595,026.

     Financial Information Systems Design and Implementation Fees

      The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the fiscal year ended March 31, 2001 for (1) directly or indirectly operating, or supervising the operation of, our information system or managing our local area network, (2) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to our financial statements taken as a whole, were $0.

     All Other Fees

      The aggregate fees billed for services rendered by Deloitte & Touche LLP, other than the services covered under the captions “Audit Fees” and “Financial Information Systems Design and Implementation Fees” above, for the fiscal year ended March 31, 2001 were $1,184,225. The majority of the other fees billed were for services incurred outside of the United States, and arose primarily from consultation on tax related matters.

      Our Audit Committee has considered whether the provision of the services covered under the captions “Financial Information Systems Design and Implementation Fees” and “All Other Fees” is compatible with maintaining Deloitte & Touche LLP’s independence.

SHAREHOLDER PROPOSALS

      Proposals of shareholders that are intended to be presented at our 2002 Annual Meeting of Shareholders must be received by our Secretary at our offices, 31440 Northwestern Highway, Farmington Hills, Michigan 48334-2564, no later than March 22, 2002 to be considered for inclusion in our Proxy Statement and proxy relating to that meeting. In addition, our bylaws provide that, in order for a shareholder proposal or nomination to be properly brought before the 2002 Annual Meeting, we must receive written notice of such proposal or nomination and the information required by the bylaws on or after May 30, 2002 but prior to June 29, 2002. If the date for the 2002 Annual Meeting is significantly different than the first anniversary of the 2001 Annual Meeting, the bylaws and Securities and Exchange Commission rules provide for an adjustment to the notice periods described above. All proposals, whether intended to be included in the Company’s proxy or not, should be sent by certified mail, return receipt requested and should satisfy the applicable informational requirements contained in the Company’s bylaws and the rules of the Securities and Exchange Commission. We expect the persons named as proxies for the 2002 Annual Meeting of Shareholders to use their discretionary voting authority, to the extent permitted by law, with respect to any proposal presented at that meeting by a shareholder who does not provide us with written notice of such proposal complying with the applicable requirements on or before June 5, 2002.

APPENDIX

COMPUWARE CORPORATION

AUDIT COMMITTEE CHARTER

I.  Purpose

      The primary function of the Audit Committee is to assist the Board of Directors of Compuware Corporation in fulfilling its responsibility by overseeing the financial reporting process, the system of internal controls, significant accounting policies and procedures, the internal audit function, the annual independent audit, and the legal compliance and ethics program that management and the Board have established. The Committee should keep an open line of communication between the members of the Committee, the independent accountants, the internal auditors and management. The Committee is empowered to conduct or authorize investigations into any matter within the Committee’s scope of responsibilities.

      The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this charter.

      The independent accountants are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of shareholders, and these shareholder representatives have ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for shareholder approval in any proxy statement).

II.  Composition

      The Audit Committee shall be comprised of a minimum of three directors, the exact number shall be determined by the Board, each of whom shall be independent directors, free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

      All members of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee, and at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. All members must meet the independence requirements as set forth in the applicable rules of The Nasdaq National Market (Nasdaq).

      The Board shall elect the members of the Committee. Unless a chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  Meetings

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet periodically with management, the director of internal audit, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Audit Committee should report to the Board of Directors following the meetings of the Committee.

A-1

IV.  Responsibilities and Duties

      To fulfill its responsibilities and duties the Audit Committee shall:

     Documents/Reports Review

1.	Review and reassess the adequacy of this Charter on an annual basis.

2.	Review, along with management and the independent accountants, the independent accountants’ audit of and report on the financial statements.

3.	Review and discuss the audited financial statements with management. Review interim and annual financial results with management and the independent accountants before earnings are released to the public.

     Independent Accountants

4.	Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and review the fees and other compensation to be paid to the independent accountants. Ensure the Committee receives a formal written statement (including the written disclosures and the letter) from the independent accountants delineating all relationships between the accountants and Compuware, consistent with Independence Standards Board Standard Number 1 (Independence Discussions with Audit Committees), as it may be modified or supplemented, and actively engage in dialogue with the independent accountants with respect to the independent accountants’ independence and any disclosed relationships or services that may impact the objectivity and independence of the independent accountants. Take, or recommend that the full Board take, appropriate action to oversee the independence of the independent accountants.

5.	Review with the independent accountants the scope and significant risks concerning their examination of the books and records of Compuware.

     Internal Audit

6.	Review with the director of internal audit and management internal audit activities, including the scope of the internal audit plans and the results of the internal audits.

     Financial Reporting Processes

7.	Discuss with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as it may be modified or supplemented, including the quality and appropriateness of Compuware’s accounting principles and disclosures as applied in its financial reporting, accounting estimates, reserves and accruals and judgment areas.

8.	Based on the review and discussions referred to above, recommend to the Board of Directors that the audited financial statements be included in the Compuware’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

9.	Review with management, the director of internal audit and the independent accountants the adequacy of the system of internal controls.

10.	Review any significant changes in accounting principles and significant developments in accounting practices.

     Ethical and Legal Compliance

11.	Review periodically Compuware’s Code of Conduct and ensure that management has established a system to monitor and enforce this Code.

12.	Annually review with Compuware’s counsel any legal matters that could have a significant impact on the financial statements.

CPUCM-PS-01

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COMPUWARE CORPORATION

2001 EMPLOYEE STOCK PURCHASE PLAN

1.	Purpose.

      The purpose of the Compuware Corporation 2001 Employee Stock Purchase Plan is to encourage employee stock ownership by offering employees of Compuware Corporation and specified subsidiaries Purchase Rights (as such term is defined in Section 2) to purchase Common Shares at discounted prices and without payment of brokerage costs. By means of this Plan, the Company seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. The Plan is intended to be an “employee stock purchase plan” as defined in Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit the participation in a manner consistent with the requirements of Section 423 of the Code.

2.	Certain Definitions.

      “Board” means the Board of Directors of Compuware Corporation and/or any committee of at least two directors to which the Board of Directors has delegated any of its duties under the Plan. The Board of Directors may abolish any such committee at any time and may re-vest in the Board of Directors all or any part of the Board’s duties under the Plan.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Common Shares” means the common shares, par value $.01 per share, of Compuware Corporation.

      “Company” means Compuware Corporation, a Michigan corporation, and each of the parent corporations or subsidiary corporations of Compuware Corporation (as those terms are defined for purposes of Section 423(b) of the Code) designated by the Board from time to time. As of the date of adoption of this Plan, no subsidiary corporations of Compuware Corporation are so designated by the Board.

      “Custodian” means such firm, firms, person and/or persons as the Board shall designate from time to time.

      “Exercise Date” means the last day of a Offering Period, on which date all Participants’ outstanding Purchase Rights will automatically be exercised.

      “Fair Market Value” means the average of the high and low quoted sale prices of a Common Share reported in the table entitled “Nasdaq National Market Issues” or any successor table in The Wall Street Journal for such date or, if no Common Shares were traded on that date, on the next preceding day on which there was such a trade, or, if the Common Shares are not traded in The Nasdaq National Market, “Fair Market Value” shall be determined by a method determined by the Board.

      “Offering Period” shall have the meaning provided in Section 5(b).

      “Participant” means an employee of the Company who is eligible under Section 3 and who has enrolled in the Plan by providing a Participation Form to the Plan Administrator.

      “Participation Form” shall have the meaning provided in Section 4(a).

      “Plan” means this Compuware Corporation 2001 Employee Stock Purchase Plan.

      “Plan Administrator” means such person so designated by the Board.

      “Purchase Right” means a Participant’s option to purchase Common Shares that is deemed to be outstanding during a Offering Period. A Purchase Right represents an “option” as such term is used under Section 423 of the Code.

      “Total Compensation” means wages, salaries and other amounts received from the Company for personal services rendered to the Company as an employee, including amounts paid as commissions, amounts paid as bonuses and any amounts of salary or bonus reduction contributions to any Company plan under Section 401(k) or Section 125 of the Code, but excluding severance pay, ordinary income received upon disposition of Common Shares acquired under this Plan, amounts paid in cash for accrued vacation not taken as of the end of the year, any other contributions paid by the Company under any employee benefit plan of the Company, other non-cash employee benefits provided to employees at Company expense, taxable income resulting from exercises of non-qualified stock options and other taxable benefits income not paid to the employee in cash.

      “Trading Day” refers to a day during which The Nasdaq Stock Market is available for trading Common Shares.

      “Withdrawal Form” shall have the meaning provided in Section 9(a).

3.	Eligibility.

      Participation in the Plan is voluntary. All employees of the Company, including officers and directors who are employees, are eligible to participate in the Plan, except for an employee whose customary employment with the Company as of the beginning of the applicable Offering Period (1) is 20 hours or less per week, or (2) is for not more than 5 months in any calendar year.

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4.	Participation.

      (a) Eligible employees become Participants in the Plan by authorizing payroll deductions for that purpose through a form, electronic authorization or other enrollment means provided by the Company (the “Participation Form”) that is provided to the Plan Administrator no later than five calendar days after the beginning date of an Offering Period, except as provided in Section 4(b). That Participation Form would be effective for payrolls occurring after the beginning of the applicable Offering Period.

      (b) An eligible employee who is newly-hired or re-hired by the Company may become a Participant in the Plan during an Offering Period by authorizing payroll deductions for that purpose through a Participation Form that is provided to the Plan Administrator no later than 45 days after his or her date of hire. That Participation Form would be effective for payrolls occurring at least 10 business days after the Company receives the Participation Form.

      (c) Notwithstanding any provision of the Plan to the contrary, no employee may participate in the Plan:

(i) if following a grant of Purchase Rights under the Plan, the employee would own, directly or by attribution, stock, Purchase Rights or other stock options to purchase stock representing 5% or more of the total combined voting power or value of all actually issued and outstanding classes of Compuware Corporation’s stock or stock in any parent or subsidiary corporation (as those terms are defined for purposes of Section 423(b) of the Code) of Compuware Corporation; for purposes of this Section 4(c)(i), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee; or

(ii) to the extent a grant of Purchase Rights under the Plan would permit the employee’s rights to purchase stock, under all the Code Section 423 employee stock purchase plans of the Company and of any parent or subsidiary corporation (as those terms are defined for purposes of Code Section 423(b)) of the Company, to accrue at a rate exceeding $25,000.00, based on the Fair Market Value of the stock (at the time of grant), for each calendar year in which such Purchase Rights are outstanding.

5.	Securities Subject to the Plan and Offering Periods.

      (a) The Plan and the Compuware Corporation 2001 International Employee Stock Purchase Plan (the “International Plan”) on a combined basis cover an aggregate of 15,000,000 Common Shares (subject to adjustment as provided in Section 15), which may be authorized but unissued shares or reacquired shares, bought on the open market or otherwise. If any Purchase Right that shall have been granted under either plan shall expire or terminate for any reason without having been exercised in full, the unpurchased underlying Common Shares shall again become available for purposes of the Plan and the International Plan, unless the Plan or the International Plan shall have been terminated.

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      (b) The first Offering Period (an “Offering Period”) under the Plan will begin on October 1, 2001 and end on March 31, 2002. Thereafter, for so long as the Plan remains in effect, there will be semi-annual Offering Periods with the following beginning and ending dates:

      Semi-Annual Offering Periods

Beginning Date	Ending Date

April 1	September 30

October 1	March 31

6.	Payroll Deductions.

      (a) In order to purchase Common Shares, an employee must indicate on the Participation Form the contribution amount he or she wishes to authorize the Company to deduct out of the employee’s Total Compensation. Subject to the limitation specified by Section 423(b) of the Code, the authorized contribution amount must be an integral percentage amount (i.e., a whole number percentage) ranging from 1% to 10% of such Participant’s Total Compensation during the Offering Period. The Participation Form will include authorization for the Company to make payroll deductions from the Participant’s Total Compensation.

      (b) To comply with the federal tax laws, a Participant may not be granted Purchase Rights under the Plan or any other Code Section 423 employee stock purchase plan of the Company, or of any parent or subsidiary corporation (as those terms are defined for purposes of Section 423(b) of the Code) of the Company, with respect to more than $25,000.00 worth of Common Shares for any calendar year such Purchase Rights to purchase Common Shares are outstanding pursuant to the terms of the Plan. The $25,000.00 limit is determined according to the Fair Market Value of the Common Shares on the first day (grant date) of the Offering Period. Participants will be notified if these limitations become applicable to them.

      (c) The amounts deducted shall be credited to the Participant’s account under the Plan, but no actual separate account will be established by the Company to hold such amounts. There shall be no interest paid on the balance outstanding in a Participant’s account. The deducted amounts may be commingled with the general assets of the Company and may be used for its general corporate purposes.

      (d) Payroll deductions begin on the first payday of each Offering Period, and end on the last payday of each Offering Period. Eligible employees may participate in the Plan and purchase shares only by means of payroll deductions. A Participant may not make any separate cash payment into his or her account.

      (e) So long as a Participant remains an employee of the Company eligible to participate in the Plan, payroll deductions will continue in effect from Offering Period to Offering Period unless the Participant:

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(i) on or before the end of the current Offering Period, elects a different contribution percentage by providing a new Participation Form to the Plan Administrator; such change in contribution percentage will become effective by the beginning of the next Offering Period following the Plan Administrator’s receipt of the Participant’s new Participation Form; or

(ii) withdraws in accordance with Section 9.

      (f) Unless a Participant elects a different contribution percentage as permitted by Section 6(e)(i) or elects to withdraw prior to 10 business days before the end of the current Offering Period as permitted under Section 9, the Participant’s payroll deductions will continue throughout the next Offering Period and his or her Purchase Right to purchase Common Shares will be deemed to be fully and automatically exercised on the last day of such Offering Period with respect to payroll deductions made during that period.

7.	Purchase Price.

      (a) On the first day of each Offering Period, a Participant is deemed to have been granted a Purchase Right to purchase on the last day of the Offering Period as many whole Common Shares as such Participant will be able to purchase with the payroll deductions credited to such Participant’s account during that Offering Period.

      (b) The price at which each Purchase Right to purchase Common Shares may be exercised is the lower of the following (rounded up to the nearest whole cent per Common Share):

(i) 85% of the Fair Market Value of the Common Shares on the first day of an Offering Period, or if that day is not a Trading Day, then on the first preceding day that is a Trading Day; or

(ii) 85% of the Fair Market Value of the Common Shares on the last Trading Day of such Offering Period.

      (c) The number of shares purchasable by each Participant per Offering Period will be the number of whole Common Shares obtained by dividing the amount collected from the Participant under the Plan for that Offering Period by the purchase price in effect for that Offering Period.

8.	Exercise of Purchase Right.

      (a) Each outstanding Purchase Right will be exercised automatically on the Exercise Date. The exercise of the Purchase Right is to be effected by applying the amount credited to each Participant’s account as of the Exercise Date to the purchase on the Exercise Date of whole Common Shares at the purchase price in effect for the Offering Period.

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      (b) Fractional shares will not be issued under the Plan, and any amount remaining in the Participant’s account after such application (i.e., amounts not sufficient to purchase a whole Common Share) will be held for the purchase of Common Shares in the next Offering Period.

      (c) If the number of shares for which Purchase Rights are exercised exceeds the number of shares remaining available in any Offering Period under the Plan, the shares available for sale will be allocated by the Plan Administrator pro rata among the Participants in such Offering Period in proportion to the relative amounts in their accounts, subject to rounding to allocate only whole Common Shares. Any amounts not thereby applied to the purchase of Common Shares under the Plan will be refunded to the Participants after the end of the Offering Period.

9.	Withdrawal and Termination of Purchase Rights.

      (a) A Participant may withdraw (i.e., terminate his or her payroll deductions) by providing a notice of withdrawal to the Plan Administrator at any time prior to 10 business days before the end of the current Offering Period. Such notice shall be through a form, electronic authorization or other withdrawal means (the “Withdrawal Form”) provided by the Plan Administrator for that purpose, and shall be effective by the tenth business day after it is received by the Plan Administrator. The Withdrawal Form will permit a Participant to make the following election:

(i) The Participant may elect to stop the Participant’s payroll deductions under the Plan and use all of the amounts credited to such Participant’s account to purchase on the Exercise Date whole Common Shares at the purchase price in effect for the Offering Period. If this election is made, the Company shall distribute to such Participant after such Offering Period any such amounts which remain after such purchase on account of being insufficient to purchase a whole Common Share at the applicable purchase price, unless the Participant has re-enrolled in the Plan, in which case such amounts shall be used to purchase Common Shares in the new Offering Period.

(ii) The Participant may elect to continue his or her participation in the Plan through the end of the current Offering Period, and thus exercise such Participant’s outstanding Purchase Rights on the following Exercise Date, but terminate his or her participation in the Plan for subsequent Offering Periods. Payroll deductions for such a Participant will continue until the end of the current Offering Period. If this election is made, the Company shall distribute to such Participant after such Offering Period any amounts which remain in the Participant’s account after the purchase of Common Shares on the Exercise Date on account of being insufficient to purchase a whole Common Share at the applicable purchase price, unless the Participant has re-enrolled in the Plan, in which case such amounts shall be used to purchase Common Shares in the new Offering Period.

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      (b) Any Participant who withdraws from the Plan pursuant to Section 9(a) will not be eligible to rejoin the Plan for the Offering Period under way at the time of withdrawal, and will have to re-enroll in the Plan by completing and providing to the Plan Administrator a new Participation Form should such individual wish to resume participation in a subsequent Offering Period.

      (c) If a Participant ceases to be an employee of the Company for any reason during an Offering Period, his or her outstanding Purchase Right will immediately terminate, his or her payroll deductions will immediately cease, and all sums previously collected from such Participant during such Offering Period under the terminated Purchase Right will be refunded; provided, however, that if such termination is the result of the Participant’s death, (1) the outstanding Purchase Right shall terminate only for future Offering Periods, (2) the Participant or the person or persons to whom the Participant’s rights under the Plan pass by will or by the laws of descent and distribution shall continue as a Participant until the end of the Offering Period in which such death occurs (except that no further payroll deductions shall be made under the Plan), (3) the sums previously collected from such Participant during such Offering Period under the Plan shall not be refunded during the Offering Period, and (4) the Company shall use all of the amounts credited to such Participant’s account for the purchase on the Exercise Date of whole Common Shares at the purchase price in effect for the Offering Period, and shall distribute to such Participant after such Offering Period any such amounts remaining after such purchase. For purposes of this Plan, a Participant receiving short-term disability payments shall not be deemed to have ceased to be an employee of the Company (and such payments shall be deemed to be part of his or her Total Compensation) unless and until he or she becomes eligible to receive long-term disability benefits.

10.	Rights as Shareholder.

      (a) A Participant is not a shareholder, and does not have any rights of a shareholder, with respect to any Common Shares subject to Purchase Rights under the Plan until the Participant exercises his or her Purchase Right and certificates representing such shares have been issued, and then only with respect to whole Common Shares issued to the Participant or credited to the Participant’s account. Thus, a Participant will not have a right to any dividend or distribution on those shares made prior to the Exercise Date.

      (b) The Participant will be entitled to receive, as soon as practicable after the Exercise Date, a stock certificate for the number of whole purchased shares, if the Participant has so elected. The Participant may also elect to have the Custodian hold his or her Common Shares acquired under the Plan. The Custodian may impose upon, or pass through to, the Participant a reasonable fee for withdrawal of Common Shares in the form of stock certificates. It is the responsibility of each Participant to keep his or her address current with the Company through the Plan Administrator and with the Custodian.

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11.	Sale or Distribution of Common Shares Acquired Under the Plan.

      (a) Participants who elect to have the Custodian or a broker-dealer selected by the Company hold the Common Shares they acquire under the Plan may sell those shares only as of the first business day of each calendar quarter and only if the Participant submits a sales request form, electronic authorization or other sales authorization means provided by the Company to the Plan Administrator at least ten business days before the date on which the Participant desires to have the Common Shares sold. Other Participants who elect to receive a certificate for the Common Shares they acquire under the Plan may sell those Common Shares at any time without restriction under the Plan.

      (b) Participants and former Participants who elect to have the Custodian or a broker-dealer selected by the Company hold the Common Shares they acquire under the Plan may withdraw those shares and have certificates issued in the Participant’s name only as of the first business day of each calendar quarter and only if the Participant submits a share withdrawal request form, electronic authorization or other share withdrawal authorization means provided by the Company to the Plan Administrator at least ten business days before the date on which the Participant desires to have the Common Shares withdrawn.

      (c) A Participant shall immediately provide information to the Plan Administrator if the Participant transfers any shares purchased through the Plan within two years from the date of grant of the related Purchase Right. Such transfers shall include transfers into street name and dispositions by sale, gift or other manner. The Participant shall disclose the name of the transferee, the manner of the transfer, the date of the transfer, the number of shares involved and the transfer price. By executing the Participation Form, each Participant obligates himself or herself to provide such information to the Plan Administrator.

      (d) The Company is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan or any transaction involving Common Shares acquired under the Plan, and a Participant’s enrollment in the Plan will be deemed to constitute his or her consent to such withholding.

12.	Plan Administration.

      (a) The Plan shall be administered by the Board.

      (b) The Board shall have the plenary power, subject to, and within the limits of, the express provisions of the Plan:

(i) to determine the commencement and termination date of the offering of Common Shares under the Plan;

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(ii) to interpret the terms of the Plan and the rights granted under it, establish, amend and revoke rules for the administration of the Plan and correct or reconcile any defect, omission or inconsistency in the Plan;

(iii) to amend the Plan as provided in Section 16; and

(iv) to exercise such powers and to perform such acts as the Board deems necessary or expedient to carry out the purposes of the Plan or to promote the best interests of the Company.

      (c) The Board may delegate all or part of its authority to administer the Plan to the Plan Administrator, who may in turn delegate the day-to-day operations of the Plan to the Custodian or any other person or entity the Plan Administrator designates. The Custodian will establish and maintain, as agent for the Participants, accounts for the purpose of holding Common Shares as may be necessary or desirable for the administration of the Plan for those Participants electing to have the Custodian hold the Common Shares they acquire under the Plan.

      (d) The Board may waive or modify any requirement that a notice or election be made, provided or filed under the Plan a specified period in advance in an individual case or by adoption of a rule or regulation under the Plan, without the necessity of an amendment to the Plan.

13.	Transferability.

      (a) Any account maintained by the Custodian for the benefit of a Participant with respect to shares acquired pursuant to the Plan may only be in the name of the Participant.

      (b) Neither payroll deductions credited to a Participant’s account nor any Purchase Rights or other rights to acquire Common Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of by Participants other than by will or the laws of descent and distribution and Purchase Rights may be exercised only by a Participant during the lifetime of a Participant.

14.	Merger or Liquidation of the Company.

      If (1) Compuware Corporation dissolves or is liquidated, (2) Compuware Corporation merges with another entity and the Company is not the surviving entity, (3) more than 50% of the stock of Compuware Corporation is acquired by another entity, (4) all or substantially all of the assets of Compuware Corporation are acquired by another entity, or (5) any other similar transaction occurs, the Board may, in its discretion, in connection with such transaction, cancel each outstanding Purchase Right and refund all sums previously collected from Participants under the canceled Purchase Rights, or cause each Participant with outstanding Purchase Rights to have his or her outstanding Purchase Rights exercised immediately prior to such transaction and thereby have the balance of his or her account applied to the purchase of Common Shares at

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the purchase price in effect for the Offering Period, which would be treated as ending with the effective date of such transaction. In the event of a merger in which the Company is the surviving entity, each Participant is entitled to receive, for each share as to which such Participant’s Purchase Rights are exercised, the securities or property that a holder of one Common Share was entitled to receive upon the merger.

15.	Adjustment.

      To prevent dilution or enlargement of the rights of Participants under the Plan, appropriate adjustments shall be made in the event any change is made to the Company’s outstanding Common Shares (or other securities then subject to the Plan or any Purchase Right) by reason of any stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, merger, reorganization, recapitalization, dividend in property other than cash, liquidating dividend or other change in the Common Shares effected without the Company’s receipt of consideration. Adjustments shall be made to the maximum number and class of securities issuable under the Plan and the number and class of securities and price per share in effect under each outstanding Purchase Right. Any such adjustments will be made by the Board, and its determination of the appropriate adjustments shall be made in its sole discretion.

16.	Amendment and Termination.

      The Board may terminate or amend the Plan and any Purchase Rights at any time and from time to time; provided, however, (1) such termination or amendment may not impair any rights and obligations under Purchase Rights previously granted under the Plan without the consent of each of the affected Participants, and (2) any amendment that increases the number of shares reserved for issuance upon exercise of Purchase Rights under the Plan (except pursuant to Section 14 or 15 and any other changes authorized by the Plan to be made by the Board or the Plan Administrator) or changes the eligibility requirements for participation in the Plan, shall be subject to shareholder approval to the extent required by the Code. The Board may, from time to time, designate the parent corporations or subsidiary corporations (as such terms are defined for purposes of Code Section 423(b)) of Compuware Corporation that may participate in the Plan. The Plan expressly contemplates that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the benefits provided or to be provided under the provisions of the Code and the regulations promulgated under the Code relating to employee stock purchase plans and/or to bring the Plan and/or the Purchase Rights into compliance with those provisions and regulations. If not sooner terminated by the Board or terminated by expiration, the Plan shall terminate at the time Purchase Rights have been exercised with respect to all Common Shares reserved for acquisition under the Plan. Unless sooner terminated, the Plan shall terminate ten years after its initial adoption by the Board. No Purchase Rights may be granted under the Plan after it is terminated.

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17.	Shareholder Approval.

      The Plan is subject to the approval of shareholders of Compuware Corporation at the 2001 Annual Meeting of Shareholders. Purchase Rights will not be granted or exercised under the Plan if shareholder approval of the Plan is not obtained before September 30, 2001.

18.	No Employment Rights.

      Participation in the Plan will not impose any obligations upon the Company to continue the employment of a Participant for any specific period and will not affect the right of the Company to terminate a Participant’s employment at any time, with or without cause.

19.	Costs.

      Except as set forth in Section 10(b), costs and expenses incurred in the administration of the Plan and the maintenance of accounts with the Custodian will be paid by the Company, to the extent provided in this Section 19. Any brokerage fees and commissions for the purchase of Common Shares under the Plan will be paid by the Company, but any brokerage fees and commissions for the sale of Common Shares acquired under the Plan by a Participant will be borne by such Participant.

20.	Reports.

      After the close of each Offering Period, each Participant in the Plan will receive a report indicating the amount of the Participant’s contributions to the Plan during the Offering Period, the amount of the contributions applied to the purchase of Common Shares for the Offering Period, and the purchase price per share in effect for the Offering Period.

21.	Governing Law.

      The validity, construction and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with laws of the State of Michigan, without giving effect to principles of conflict of laws, and applicable federal law.

22.	Compliance With Legal and Other Requirements.

      The Plan, the granting and exercising of Purchase Rights under the Plan, and the obligations of the Company, the Plan Administrator and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of Common Shares upon exercise of Purchase Rights until

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completion of registration or qualification of such Common Shares or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any automated quotation system or stock exchange upon which the Common Shares or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Shares in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations. If the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Shares upon exercise of Purchase Rights unless and until such authority is obtained.

23.	Indemnification.

      To the extent permitted, the Company shall indemnify and save harmless the Board, Plan Administrator and Custodian members who are officers, directors, shareholders or employees of the Company against any liabilities incurred by them in the exercise and performance of their powers and duties under the Plan.

24.	Notices and Agreements.

      Any notices or agreements provided for in the Plan shall be given in writing, in a form provided by the Company, and unless specifically provided for in the Plan, shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, three days after deposit in the United States mail, postage prepaid.

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PLEASE MARK VOTES AS IN THIS EXAMPLE

COMPUWARE CORPORATION

Mark box at right if address change or comments have been noted on the reverse side of this card.

Please be sure to sign and date this proxy card	Date

Shareholder sign here	Co-owner sign here

Management recommends a vote FOR the election of directors.

1.	The election of eleven directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

Elizabeth A. Chappell	Joseph A. Nathan	For All	With-	For All

Elaine K. Didier	W. James Prowse	Nominees	hold	Except

Bernard M. Goldsmith	G. Scott Romney

William O. Grabe	Thomas Thewes

William R. Halling	Lowell P. Weicker, Jr.

Peter Karmanos, Jr.

NOTE: If you do not wish your shares voted FOR a particular nominee, mark the For All Except box and strike a line through the nominees’ name. Your shares will be voted for the remaining nominees.

Management recommends a vote FOR Proposal 2.

2.	A proposal to approve the Compuware Corporation 2001 Employee Stock Purchase Plan, pursuant to which our eligible employees will be granted the right to purchase a maximum aggregate of 15,000,000 common shares through payroll deductions at a price equal to 85 percent of the lesser of the fair market value of the common shares at the beginning or the end of six-month offering periods.	For	Against	Abstain

3.	Such other business as may properly come before the meeting.

DETACH CARD	DETACH CARD

COMPUWARE CORPORATION

Dear Shareholder,

The enclosed proxy card relates to the 2001 Annual Meeting of Shareholders of Compuware Corporation. Also enclosed are Compuware Corporation’s Notice of Meeting, Proxy Statement and 2001 Annual Report.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the box on the proxy card to indicate how your shares should be voted. Then sign the card, detach it and return your proxy card in the enclosed postage-paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders on August 28, 2001.

Thank you in advance for your prompt consideration of this matter.

Sincerely,

Compuware Corporation

COMPUWARE CORPORATION

The undersigned hereby appoints as Proxy, Thomas Costello, Jr. or Laura Fournier, with power of substitution, to vote the shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Compuware Corporation, to be held on August 28, 2001 and at any adjournment(s) thereof.

The Proxy will vote your shares in accordance with your directions on this card. If you do not indicate your choice on this card, the Proxy will vote your shares FOR the proposal.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?